[Letterhead of Authoriszor]


                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

July 1, 2000

Commercial Technology Ltd
The Old Granary
Hazelwood
Tadcaster
North Yorkshire
LS24 9NJ

Re:  Engagement Agreement for Mr. Ian McNeill
---------------------------------------------

Dear Sirs:

This  letter  sets out the  terms  of the  engagement  agreement  ("Engagement")
between   Authoriszor  Limited   ("Company"),   a  wholly  owned  subsidiary  of
Authoriszor Inc. ("Authoriszor") and Commercial Technology Ltd. ("CTL").

Commencement and Term

CTL's consulting engagement with Authoriszor will commence on the July 1, 2000 and terminate on June 30, 2001 unless terminated prior to this end date in accordance with provisions as stated in this Engagement.

Responsibilities

CTL will be responsible for providing the services of Mr. Ian McNeill to perform such duties as may be required by President & CEO, Authoriszor Inc. from time to time, in particular to carry out the requirements referenced in Appendix `A'.

Remuneration

Commercial Technology Ltd will be paid a retainer of (pound)100,000.00 per year, payable in monthly instalments of (pound)8,333.33 in arrears, and Ian McNeill will be required to work for 50% of normal business hours per month and any other such times as may be reasonably required in order to fulfil your obligations under the terms of this Engagement. Payments will be made against invoices presented by CTL and it is understood that invoices and payments will be subject to VAT at the prevailing rate.

In addition, CTL will be paid a bonus of (pound)50,000 per annum, payable in equal quarterly instalments of (pound)12,500.00 in arrears, upon achievement of specific objectives that are specified in Appendix `A' or that shall be defined and agreed upon at the commencement of each fiscal quarter of the financial year.



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AUTHORISZOR Inc.  1 Van de Graaff Drive, Suite 502, Burlington, MA  01803-5188
TEL: (781) 359-9560 x. 401  FAX: (781)359-9654 Email: Richard.Langevin@authiszor
 .com

CTL Engagement
July 1, 2000
Page 2


CTL's Engagement, remuneration, bonus and duties will be reviewed on July 1, 2001.

Expenses

The Company will provide a vehicle for your use. However, the Company will pay an allowance for the use of Mr. McNeill's own vehicle according to its vehicle allowance policy and will reimburse CTL for any miles driven on its behalf at the rates set out in the Inland Revenue's Fixed Profit Car Scheme, which payment can be made tax free to CTL and any other reasonable and necessary expenses associated with this Engagement.

Confidentiality

CTL acknowledges that during the course of this Engagement CTL and Mr. McNeill ("You') will have access to confidential information belonging to the Company. You will not at any time (except in the course of your duties or as maybe required by law) during or after this Engagement disclose to a third party or make use of any confidential information belonging to the Company. Without prejudice to the generality of the foregoing You acknowledge that the expression "confidential information" shall include the following namely; information relating to existing, potential, past or pending business methods, corporate plans, finances, business opportunities and development projects of the Company or any associated Company, research activities, trade secrets, inventions, creative briefs, ideas, computer programs, designs and formulae undertaken, commissioned or produced on behalf of the Company, all information (including, without limitation, customer lists) relating to the marketing or sales of any past, present or future product or service of the Company and any information in respect of which the Company owes an obligation of confidentiality to a third party.

Intellectual Property

CTL and Mr. McNeill will promptly disclose to the Company and keep confidential all inventions, copyright works, designs or technical know-how conceived or made by You either alone or with others arising out of your past or current Engagement with the Company. You will hold all such intellectual property in trust for the Company and will do everything necessary or desirable (at the expense of the Company) including without limitation, excluding any appropriate documentation to vest such intellectual property fully in the Company and/or to secure patent or other appropriate forms of protection for the intellectual property.

To the extent that such intellectual property rights do not vest in the Company by operation of law or under this Agreement, You hereby assign to the Company with full title guarantee by way of assignment of present and future copyright all the rights, title and interest You have or may have in and to all material written or devised by You pertaining to the operation or business of the Company resulting from or suggested by any work which You shall so pursuant to your current Engagement or has already been done prior to the date of this Agreement and all rights of action for infringement of such copyright and any renewals and extensions of them and after that in perpetuity. You hereby appoint the Company as your attorney for the purpose of executing in your name and on your behalf all such deeds and documents as may be required

--------------------------------------------------------------------------------
AUTHORISZOR Inc.  1 Van de Graaff Drive, Suite 502, Burlington, MA  01803-5188
TEL: (781) 359-9560 x. 401  FAX: (781)359-9654 Email: Richard.Langevin@authiszor
 .com

CTL Engagement
July 1, 2000
Page 3


to give effect to the provisions of this paragraph. Decisions as to the protection and exploitation of any intellectual property shall be in the absolute discretion of the Company. You agree to waive any moral rights (as defined in the Copyright Designs and Patents Act 1988) that You may have in relation to such ideas, inventions or works.

Gross Misconduct Offences

CTL's Engagement with the Company may be terminated immediately by the Company without prior notice, if Ian McNeill shall at any time:

(a) commit any act of gross misconduct or gross incompetence (including but not limited to breach of confidence or theft);

(b) after prior written warning, repeat or continue any material breach of the provisions of this Agreement;

(c) commit any act of dishonesty or are guilty of any conduct, which brings the Company into disrepute;

(d) be convicted of any criminal offence (other than a minor road traffic offence that cannot lead to a custodial sentence);

(e) knowingly infringes or misappropriates any intellectual property of the Company, including without limitation any trade secrets of any third party.

Acceptance

Please indicate your acceptance of the term set out in this letter by signing the enclosed copy letter and returning it to me.

Yours truly,




/s/ Richard A. Langevin
---------------------
Richard A Langevin
President and CEO,

Authoriszor Inc. and for and on behalf of the Company.


Accepted by Commercial Technology Ltd:


_________________________________                                  1 July 2000



Accepted by Ian McNeill:


/s/ Ian McNeill                                                    1 July 2000
---------------------------------

--------------------------------------------------------------------------------
AUTHORISZOR Inc.  1 Van de Graaff Drive, Suite 502, Burlington, MA  01803-5188
TEL: (781) 359-9560 x. 401  FAX: (781)359-9654 Email: Richard.Langevin@authiszor
 .com

                                  APPENDIX `A'
                                  ------------

Following are the specific duties and objectives that have been defined and agreed upon at the commencement of this Engagement for Mr. McNeill to undertake and complete each fiscal quarter of the financial year. At the commencement of each fiscal quarter, Mr. McNeill's quarterly duties may be review and revised and agreed upon duties may be defined.

All Fiscal Quarters:

1. Report to the satisfaction of the CEO, and the Board on the financial performance of the UK companies;
2.   Overall supervision of the financial management of the UK companies;
3.   Overall management of the UK end of treasury matters;
4.   Assist in the preparation and filing of the corporate SEC filings;
5.   Oversee investor relations in the U.K. and Europe;
6.   Recommend and coordinate corporate Press Releases;
7.   Recommendation, introduction and recruitment of staff where appropriate;
8.   Attendance as an invitee to Authoriszor Inc. Board meetings;
9.   Provide advice and guidance to the CEO as required.


1st Fiscal Quarter (July - September):

1. Assist with the corporate Audit and the preparation for the announcement of the year-end results;
2. Assist in the recruitment of a non-executive director, subject to agreement of the Chairman and Chief Executive;
3. Assist in the evaluation, selection and implementation of a corporate sales tracking and accounting system.


2nd Fiscal Quarter (October - December):

1. Prepare necessary documents as required for a potential secondary placing by the corporation;


3rd Fiscal Quarter (January - March):

1. Assist in the preparation and implementation of a potential secondary placing if considered appropriate.


4th Fiscal Quarter (April - June):

1. Prepare and completion the FY02 budgets and planning models in conjunction with corporate management.


--------------------------------------------------------------------------------
AUTHORISZOR Inc.  1 Van de Graaff Drive, Suite 502, Burlington, MA  01803-5188
TEL: (781) 359-9560 x. 401  FAX: (781)359-9654 Email: Richard.Langevin@authiszor
 .com